As filed with the Securities and Exchange Commission on July 25, 2018
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 25, 2018

OPPENHEIMER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware 98-0080034
(State of incorporation) (IRS Employer Identification Number)

85 Broad Street New York, NY 10004
(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors of Oppenheimer Holdings Inc. (the “Company”) elected R. Lawrence Roth a director of the Company effective July 25, 2018 to fill a vacancy created by the expansion of the Board from eight to nine members on the same date. Mr. Roth, 60, is currently the Managing Partner of RLR Strategic Partners LLC., a consulting company, a position he has held since October 2016. Prior to that Mr. Roth served as Chief Executive Officer of Cetera Financial Group, a financial services firm engaged in the independent wealth management business, from May 2014 to September 2016. Prior to that, from September of 2013 to May of 2014, Mr. Roth was the Chief Executive Officer of Realty Capital Securities, a financial services firm engaged in the independent wealth management business. Prior to that, from January 2006 to September 2013, Mr. Roth was Chief Executive Officer of AIG Advisors Group, a financial services firm engaged in the independent wealth management business. He started his career as an accountant at Deloitte and Touche where he became a Certified Public Accountant. Mr. Roth has an undergraduate degree from Michigan State University and a J. D. from the University of Detroit School of Law. He is also a graduate of the Owner/President Management Program at Harvard University’s Graduate School of Business Administration. He is expected to serve on the Nominating and Corporate Governance Committee of the Company’s Board of Directors and to participate in the Company’s 2014 Incentive Plan with other directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: July 25, 2018 By: /s/ A.G. Lowenthal --------------------------------- A.G. Lowenthal Chairman of the Board and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)

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